EXHIBIT 10.9

EXECUTION COPY

AUTOVAXID, INC. SECOND-LIEN SECURITY AGREEMENT

To:	St. Louis New Markets Tax Credit Fund-II, LLC
c/o St. Louis Development Corporation 1015 Locust Street
Suite 1200
St. Louis, Missouri 63101
Attention: Rodney Crim
Date: December 8, 2006

To Whom It May Concern:

1. To secure the payment of all Obligations (as hereafter defined), AUTOVAXID, INC., a Florida corporation (the “Company”) hereby assigns and grants to St. Louis New Markets Tax Credit Fund-II, LLC (the “CDE”) a subordinated continuing security interest in all of the following property now owned or at any time hereafter acquired by the Company, or in which the Company now has or at any time in the future may acquire any right, title or interest (the “Collateral”): all cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes), contract rights, commercial tort claims, general intangibles (including, without limitation, payment intangibles and an absolute right to license or sublicense on terms no less favorable than those current in effect among the Company’s affiliates), chattel paper, supporting obligations, investment property (including, without limitation, all partnership interests, limited liability company membership interests and all other equity interests owned by any Assignor), letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which such Assignor now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor. All items of Collateral that are defined in the UCC shall have the meanings set forth in the UCC. For purposes hereof, the term “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the CDE’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern.

2. The term “Obligations” as used herein shall mean and include all debts, liabilities and obligations owing by the Company to the CDE arising under, out of, or in connection with that certain QLICI Loan Agreement dated of even date herewith between the CDE and the Company (the “QLICI Loan Agreement”) and the promissory note from the Company to the CDE thereunder (the “Note”), and in connection with any notes, documents, instruments or agreements relating to or executed in connection with the QLICI Loan Agreement or any documents, instruments or agreements referred to therein or otherwise, including, without limitation, obligations and liabilities of the Company for post-petition interest, fees, costs and charges that accrue after the commencement of any case by or against such Assignor under any bankruptcy, insolvency, reorganization or like proceeding (collectively, the “Debtor Relief Laws”) in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any Assignor under any Debtor Relief Law.

3. The liens and security interests created herein are second priority liens, and are the only liens and security interests to which the Collateral is subject other than any prior lien, security interest or right of set-off (the “First Lien”) from AutovaxID to Laurus Master Fund, Ltd. (“Laurus”) pursuant to that certain Master Security Agreement, dated March 31, 2006, among Laurus, Biovest International, Inc. and certain subsidiaries thereof (including, without limitation, the Company) (the “First-Lien Security Agreement”) in order to secure the obligations from Biovest International, Inc. and its subsidiaries to Laurus (the “First-Lien Obligations”). Notwithstanding anything herein to the contrary (and regardless of whether any provisions hereof are not specifically made subject to the First-Lien Security Agreement or the Subordination Agreement (as defined below)), all terms and conditions of this Agreement shall be subject to the terms of that certain Subordination Agreement, dated as of the date hereof, by and among Laurus, the CDE, US Bancorp Community Investment Corporation, the Company and Biovest International, Inc. (the “Subordination Agreement”) Without limiting the foregoing, all rights, remedies, privileges and benefits of the CDE hereunder shall be subject to the prior right of Laurus under the Documents (as such term is defined in the First-Lien Security Agreement), including without limitation the right of Laurus to control and possess the Collateral and to retake, hold, prepare for sale and sell the Collateral.

4. The Company hereby represents, warrants and covenants to the CDE that:

(a) it is a corporation validly existing, in good standing and formed under the laws of the State of Florida;

(b) its legal name is as set forth herein in its Articles of Incorporation or other organizational documents as amended through the date hereof, and it will provide the CDE with thirty (30) days’ prior written notice of any change in its legal name;

(c) it will provide the CDE thirty (30) days’ prior written notice of any change in its employer identification number;

(d) it is the lawful owner of its Collateral and it has the sole right to grant a security interest therein, subject to the prior written consent of Laurus, and will defend the Collateral against all claims and demands of all persons and entities, other than the First Lien;

(e) it will keep its Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature (“Encumbrances”), except (i) the First Lien, (ii) Encumbrances securing the Obligations and (iii) Encumbrances securing indebtedness of the Company not to exceed $50,000 in the aggregate;

(f) it will, at its cost and expense, keep the Collateral in good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in its business;

(g) it will not, without the CDE’s prior written consent, sell, exchange, lease or otherwise dispose of any Collateral, whether by sale, lease or otherwise, except for the sale of inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment or equipment no longer necessary for its ongoing needs, and only to the extent that:

(i) the proceeds of each such disposition are used to acquire replacement Collateral which is subject to the security interest herein, or are used to repay the First-Lien Obligations, to repay the Obligations or to pay general corporate expenses; or

(ii) subject to the obligations of the Company under the First Lien Security Agreement, following the occurrence of an Event of Default which continues to exist, the proceeds of which are remitted to the CDE to be held as cash collateral for the Obligations;

(h) it will insure or cause the Collateral to be insured in the CDE’s name (as an additional insured and loss payee, subject to Laurus’ right to insurance proceeds under the First-Lien Security Agreement) against loss or damage by fire, theft, burglary and such other hazards as the CDE shall specify in amounts acceptable to the CDE and all premiums thereon shall be paid by the Company. If the Company fails to do so, the CDE may procure such insurance and the cost thereof shall be promptly reimbursed by the Company, and shall constitute Obligations;

(i) it will at all reasonable times allow the CDE or the CDE’s representatives free access to and the right of inspection of the Collateral; and

(j) it hereby indemnifies and saves the CDE harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys’ fees, that the CDE may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Second-Lien Security Agreement or in the prosecution or defense of any action or proceeding either against the CDE concerning any matter growing out of or in connection with this Second-Lien Security Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by the CDE’s own default under the QLICI Loan Agreement, the Note or hereunder, negligence, bad faith or willful misconduct.

5. The occurrence of any of the following events or conditions shall constitute an “Event of Default” under this Second-Lien Security Agreement:

(a) any covenant or any other term or condition of this Second-Lien Security Agreement is breached in any manner that would have a material adverse effect on the aggregate business operations of the Company or on the security interest granted hereunder, and such breach, to the extent subject to cure, shall continue without remedy for a period of thirty (30) days after the occurrence thereof;

(b) any representation or warranty, or statement made or furnished to the CDE under this Second-Lien Security Agreement by the Company or on the Company’s behalf should prove at any time to be false or misleading on the date as of which made or deemed made in any manner that would have a material adverse effect on the aggregate business operations of the Company or on the security interest granted hereunder;

(c) the loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon except to the extent:

(i) such loss is covered by insurance proceeds which are used to replace the item, repay Laurus or repay the CDE; or

(ii) said levy, seizure or attachment does not secure indebtedness in excess of $100,000 and such levy, seizure or attachment has been removed or otherwise released within ten (10) days of the creation or the assertion thereof;

(d) an Event of Default shall have occurred under and as defined in the QLICI Loan Agreement and the Note.

6. Upon the occurrence of any Event of Default and at any time thereafter, the CDE may declare all Obligations immediately due and payable and the CDE shall have the remedies of a secured party provided in the UCC as in effect in the State of New York, this Agreement and other applicable law, subject to the First Lien. Upon the occurrence of any Event of Default and at any time thereafter, the CDE will have the right to take possession of the Collateral and to maintain such possession the Company’s premises or to remove the Collateral or any part thereof to such other premises as the CDE may desire, so long as the First-Lien Obligations have been satisfied. Upon the CDE’s request, but subject to the Laurus’ rights under the First-Lien Security Agreement, the Company shall assemble or cause the Collateral to be assembled and make it available to the CDE at a place designated by the CDE. Subject to the First Lien, any proceeds of any disposition of any of the Collateral shall be applied by the CDE to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys’ fees and other legal expenses and disbursements and the reasonable expenses of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by the CDE toward the payment of the Obligations in such order of application as the CDE may elect, and the Company shall be liable for any deficiency. The parties hereto each hereby agree that the exercise by any party hereto of any right granted to it or the exercise by any party hereto of any remedy available to it (including, without limitation, the issuance of a notice of redemption, a borrowing request and/or a notice of default), in each case, hereunder, under the QLICI Loan Agreement or under any other document which has been publicly filed with the SEC shall not constitute confidential information and no party shall have any duty to the other party to maintain such information as confidential.

7. The Company appoints the CDE or any other person or entity whom the CDE may designate as the Company’s attorney, with power to execute such documents on the Company’s behalf and to supply any omitted information and correct patent errors in any documents executed by any Assignor or on any Assignor’s behalf; to file financing statements against such Assignor covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as “all assets and all personal property, whether now owned and/or hereafter acquired” (or any substantially similar variation thereof)); to sign the Company’s name on public records; and to do all other things the CDE deem necessary to carry out this Second-Lien Security Agreement. The Company hereby ratifies and approves all acts of the attorney and neither the CDE nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than negligence, bad faith or willful misconduct. This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.

8. No delay or failure on the CDE’s part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by the CDE and then only to the extent therein set forth, and no waiver by the CDE of any default shall operate as a waiver of any other default or of the same default on a future occasion. Subject to the First Lien, the CDE shall have the right to enforce any one or more of the remedies available to the CDE, successively, alternately or concurrently. The Company agrees to join with the CDE in executing documents or other instruments to the extent required by the UCC in form satisfactory to the CDE, and in executing such other documents or instruments as may be required or deemed necessary by the CDE for purposes of affecting or continuing the CDE’s security interest in the Collateral.

9. The Company shall pay all of the CDE’s out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel and appraisers, in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with any the QLICI Loan Agreement, the Note or this Second-Lien Security Agreement. The Company shall also pay all of the CDE’s reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with this Second-Lien Security Agreement, (b) the enforcement or defense of the CDE’s security interests, assignments of rights and liens hereunder as valid perfected security interests, (c) any attempt to protect, collect, sell, liquidate or otherwise dispose of any Collateral, and (d) any consultations in connection with any of the foregoing. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Company to the CDE shall be payable on demand and shall be secured by the Collateral.

10. THIS SECOND-LIEN SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. All of the rights, remedies, options, privileges and elections given to the CDE hereunder shall inure to the benefit of the CDE’s successors and assigns.

11. The Company hereby consents and agrees that the state of federal courts located in the County of New York, State of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between the Company, on the one hand, and the CDE, on the other hand, pertaining to this Second-Lien Security Agreement or to any matter arising out of or related to this Second-Lien Security Agreement, provided, that the CDE and the Company each acknowledges that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Second-Lien Security Agreement shall be deemed or operate to preclude the CDE from bringing suit or taking other legal action in any other jurisdiction to collect, the Obligations, to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the CDE. The Company expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and the Company hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens.

12. The parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suite, or proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between the CDE an the Company in connection with this Second-Lien Security Agreement or the transactions related hereto.

13. All notices from the CDE to the Company shall be sufficiently given if provided to the Company in the manner set forth in the QLICI Loan Agreement.

Very truly yours,

AUTOVAXID, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

ACKNOWLEDGED:

ST. LOUIS NEW MARKETS TAX CREDIT FUND-II, LLC

By:	St. Louis Development Corporation, its Managing Member

By:	/s/ Rodney Crim
Name:	Rodney Crim
Title:	Executive Director